EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-1 of The Frontier Fund of our report dated March 15, 2006 relating to our audit of the financial statements of The Frontier Fund, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP

Denver, Colorado

January 26, 2007